UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 25, 2003

                        PEGASUS COMMUNICATIONSCORPORATION

               (Exact Name of Registrant as Specified in Charter)


     Delaware                  0-32383                       23-3070336
-------------------     ----------------------       -------------------------
(State or Other        (Commission File Number)          (IRS Employer
Jurisdiction of                                          Identification No.)
Incorporation)

      c/o Pegasus Communications Management Company,
          225 City Line Avenue, Suite 200,
          Bala Cynwyd, Pennsylvania                    19004
        (Address of Principal Executive Offices)     (Zip Code)

        Registrant's telephone number, including area code: 888-438-7488


          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.
        ------------

            On November 20, 2003, the Company mailed its proxy statement for its 2003 annual meeting of stockholders to be held on December 1, 2003. On November 21, 2003, the Company was sued in Delaware Chancery Court by a person claiming to be a stockholder and to represent a class of stockholders of the Company. The complaint asserts that two matters that the Company proposed to submit to stockholders at the annual meeting require a vote of the holders of the Company's Class A common stock voting as a separate class, rather than only a combined vote of the Class A and Class B common stock, as stated in the proxy statement. Those two matters were (1) the removal from the certificate of incorporation of the Company's subsidiary, Pegasus Satellite Communications, Inc., of a requirement that matters requiring a vote of the subsidiary's stockholders also requires a vote of the Company's stockholders; and (2) an amendment to the Company's certificate of incorporation that would permit the company to pay stock dividends on its Class A, Class B, and non-voting common stock in the form of non-voting common stock, and to pay dividends in its Class A and Class B common stock in the form of Class A common stock. The complaint also alleged that the Company's board of directors had acted improperly in approving these amendments and that the proxy statement incorrectly stated the vote required to approve these amendments.

            In order to proceed promptly with the annual meeting, the Company's board of directors decided on November 25, 2003 to remove these matters from consideration at the meeting.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PEGASUS COMMUNICATIONS CORPORATION

                                                     By /s/ Scott A. Blank
                                                        ------------------
                                                        Scott A. Blank,
                                                        Senior Vice President

November 25, 2003
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